Exhibit 99.1

For Further Information Contact:

Ray Wallin
Phone: (408) 934-7500
Fax: (408) 935-7600

SIPEX CORPORATION MAY RESTATE ITS FINANCIAL STATEMENTS

(Milpitas, CA — January 20, 2005) - Sipex Corporation (NASDAQ: SIPX) announced today that the Company may restate its financial statements for the fiscal year ended December 31, 2003 and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 due to the possible improper recognition of revenue during these periods on sales for which price protection, stock rotation and/or return rights may have been granted.

The audit committee of the Company’s board of directors has commenced an internal investigation, assisted by independent legal counsel and forensic accounting experts retained for this purpose. The internal investigation is initially focused on the Company’s financial and transactional records with regard to revenue recognition for the fiscal years ended December 31, 2003 and January 1, 2005. Depending upon the results of the internal investigation, the Company expects that it may amend certain of its previously issued financial reports.

Due to the timing of the audit committee’s investigation, the Company will delay the announcement of its financial results for the quarter and fiscal year ended January 1, 2005 and may delay the timely filing of its Form 10-K.

ABOUT SIPEX CORPORATION

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (IC). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, California with additional offices in Belgium, Canada, China, Germany, Japan, Taiwan and the UK. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include the statements regarding the nature, scope and timing of the audit committee’s internal investigation and of the Company’s potential restatement of its financial statements, and potential delays in the announcement of financial results and filing of the Company’s Form 10-K. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the continuing internal audit committee investigation, as well as the review and audit by the Company’s independent registered public accountants of any possible restated financial statements and actions resulting from discussions with or required by the Securities Exchange Commission.

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